Exhibit 99.1

Agile Therapeutics Announces Proposed Offering of Common Stock

PRINCETON, N.J., January 21, 2016 — Agile Therapeutics, Inc. (Nasdaq:AGRX), a women’s health specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products, today announced that it intends to offer and sell $30 million of shares of its common stock, subject to market and other conditions, in an underwritten public offering. Agile Therapeutics intends to grant the underwriters a 30-day option to purchase up to $4.5 million of additional shares of common stock.

The joint book-running managers for the offering are William Blair and RBC Capital Markets.  In addition, Janney Montgomery Scott, Cantor Fitzgerald & Co., and FBR are acting as co-managers.

The shares of common stock described above are being offered by Agile Therapeutics pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission.  The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus, copies of which may be obtained, when available, from William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, IL 60606; Telephone: (800) 621-0687 or by email at prospectus@williamblair.com and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Tel: (877) 822-4089; email: equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women’s health specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products. Our product candidates are designed to provide women with contraceptive options that offer greater convenience and facilitate compliance. Our lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15, is a once-weekly prescription contraceptive patch currently in Phase 3 clinical development. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to provide advantages over currently available patches and is intended to optimize patch adherence and patient acceptability.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to our public offering and potential market opportunity for our product candidates. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates”, “estimates,” “expects,” “plans,” “intends,” “may,” “could,” ‘might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement to be filed with the Securities and Exchange Commission (SEC) on January 21, 2016 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source:  Agile Therapeutics

Contact:  Mary Coleman — 609-356-1921